Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Brainstorm Cell Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.00005 per share	—	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	—	—	—	—	—	—

Fees to Be Paid	Equity	Warrants	—	—	—	—	—	—

Fees to Be Paid	Equity	Units	—	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	(1)	—	$172,561,230	0.00014760	$25,470.04

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.00001 per share	—	—		—				—	—

	Debt	Debt Securities	—	—		—				—	—

	Equity	Warrants	—	—		—				—	—

	Equity	Units	—	—		—				—	—

	Unallocated (Universal) Shelf		—	—		—				—	—

	Total Offering Amounts					$172,561,230		$25,470.04

	Total Fees Previously Paid							$0

	Total Fee Offsets							$18,826.43

	Net Fee Due							$6,643.61

 Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Brainstorm Cell Therapeutics, Inc.	Form S-3	333-258640	8/9/2021		$18,826.43 (2)	Unallocated (Universal) Shelf	—	—	$172,561,230
Fee Offset Sources	Brainstorm Cell Therapeutics, Inc.	Form S-3	333-258640		8/9/2021						$18,826.43

(1)	The amount to be registered consists of up to $172,561,230 of an indeterminate amount of common stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the Registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

This Registrant previously paid a filing fee of $18,826.43 in connection with the registration of $172,561,230 of an indeterminate amount of common stock, debt securities, warrants and/or units that have been previously registered under its registration statement on Form S-3 (File No. 333-258640) filed on August 9, 2021 (“Prior Registration Statement”) and remain unsold. Pursuant to Rule 457(p), the filing fee of $18,826.43 in connection with such $172,561,230 unsold securities may be offset against the total filing fee due for this registration statement. Pursuant to Rule 457(p), the offering of such $172,561,230 unsold securities under the Prior Registration Statement will be deemed terminated as of the time of the filing of this registration statement.